EXHIBIT 10(f)


                        AMERICAN MAIZE-PRODUCTS COMPANY
                         1994 Management Incentive Plan

The Management Incentive Plan recognizes the achievement of the Company's strategy of improving operating profit through revenue growth, better control of our costs, and improved utilization of our expanded production capacities. The MIP helps to communicate our goals and supports the Company's investment in human capital by rewarding outstanding performance in all parts of the business.

For each business unit, bonuses for 1994 will be based on the achievement of financial performance targets and individual performance goals. These objectives have been carefully developed during the first quarter of the year.

Each participant in the plan has a target bonus opportunity that is expressed as a percentage of his or her base salary. This percentage varies based on the potential of the position to have a positive impact on the performance of the Company.

Seventy percent of the target bonus opportunity is tied directly to the financial performance of the participant's business unit. The remaining thirty percent of the target bonus opportunity is made available by financial performance, and is awarded on a discretionary basis that recognizes individual contributions.

FINANCIAL PERFORMANCE ABOVE GOAL

Performance above goal will cause actual bonus awards to increase by 2% for each 1% that performance exceeds target, up to a maximum of 150% of the target bonus.

Example:

           Target Operating Profit:              $10,000,000

           Target Incentive Award for            25% of salary x 70% for
           a participant:                        financial performance,
                                                 or 17.5% of salary
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                  If actual  operating  profit  for the year  exceeds  target by
                  $1,000,000, or 10%, the participant's actual award would be increased by a factor of 20%, which in this case is 3.5% of salary:

                             17.5%  of salary
                             +3.5%  of salary
                             ------------------
                             21.0%  of salary for financial performance


FINANCIAL PERFORMANCE BELOW GOAL

Performance below goal has the opposite effect: actual awards are decreased by 2% for each 1% under target, so that the awards for financial performance are reduced to zero in the event that financial results are 50% below target.

INDIVIDUAL PERFORMANCE

Awards for individual performance will be based on each participant's contributions to the Company's goals and strategies. The maximum bonus award available for individual performance will be determined by the achievement of the financial performance target.

Example:


                  Target Incentive Award for         25% of salary x 30% for
                  a participant:                     individual performance,
                                                     or 7.5% of salary

                  Actual operating profit exceeds target by 10% (as above)

                  Award Range for                    Up to 9.0% of salary (same
                  Individual Performance:            adjustment factor as for
                                                     financial performance)
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GENERAL PROVISIONS

1) Management shall review the awards recommended for all eligible employees under the plan. No award will be paid to participants who, in the sole judgement of Management, have not carried out their assignment and fulfilled their responsibilities in a satisfactory manner and in accordance with the policies and procedures of the Company.

2) Management shall have full authority to make the rules and regulations pertaining to administration of the plan, and to modify or to discontinue the plan at any time.

3) The judgement of Management in construing this plan and of any provision thereof, or in making any decision hereunder shall be final and conclusive and binding upon all employees of the Company and their heirs, executors, personal representatives, and assigns.

4) Nothing herein contained shall be construed to limit or affect in any manner or degree the normal and usual powers of Management to change the character of employment of any employee of the Company, all of which rights and powers are expressly reserved.

ADMINISTRATION

1) No award will be paid to any individual who is not a regular full-time employee in good standing at the time payments are made in 1995 except in the event an eligible employee dies or retires, the participant (or beneficiary) may be recommended for an award which, if approved by Management, will be prorated for actual months of service during the plan year.

2) Prorated incentive awards will be considered, but not guaranteed, for any employee hired or promoted/transferred into an eligible position during the course of the plan year.

3. If an eligible employee transfers to another business unit during the year, the award will be based on the weighted financial results of the two organizations.

SUMMARY

The 1994 Management Incentive Plan establishes an important change from prior years -- a shift from a traditional bonus pool to a goal-oriented structure in which each participant's award is unaffected by the compensation levels and performance rating of other participants. Moreover, for some business units, the plan now includes goals for sales and working capital in addition to operating profit. It is a stronger plan, aimed at stronger performance in 1994.

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